Exhibit 99.2

DISCLAIMER

About this Presentation

This presentation and any accompanying oral presentation (collectively, this "Presentation") are highly confidential, have been prepared solely for informational purposes and are intended only for "accredited investors" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), or "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act. By attending or receiving this Presentation, you agree that you will not distribute, disclose, or use the information contained herein for any purpose other than evaluating a potential private placement of securities (the "PIPE Offering") in connection with the proposed business combination (the "Business Combination" and together with the PIPE Offering, the "Proposed Transactions") between Bleichroeder Acquisition Corp. III (which will be renamed "Inflection Point Mach X Bleichroeder Corp." and which shall transfer by way of continuation out of the Cayman Islands and domesticate as a Delaware corporation prior to the closing of the Business Combination, a Cayman Islands exempted company ("Mach X"), Inflection Point Mach X Bleichroeder Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Mach X, and Ursa Major Technologies, Inc., a Delaware corporation ("Ursa Major" or the "Company", and together with Mach X, the "Parties"). Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents to any other person, is prohibited without the prior written consent of the Parties. The Parties have engaged Cantor Fitzgerald & Co. and Moelis & Company LLC (together, the "Placement Agents") as placement agents in connection with the proposed PIPE Offering. None of the Parties or the Placement Agents intends for this Presentation to form the basis of any transaction decision by the recipient. The information contained herein does not purport to be all-inclusive, and was provided by the Parties or is from public or other sources. The Placement Agents have not assumed any responsibility for independently verifying such information, and expressly disclaim any liability in connection with such information. None of the Parties or any of their respective affiliates, representatives or advisors, including the Placement Agents, makes any representation or warranty, express or implied, or accepts any responsibility or liability for the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the recipient of this Presentation in the course of its evaluation of the Proposed Transactions. None of the Parties or the Placement Agents makes any representation or warranty as to the achievement or reasonableness of any projections, management estimates, prospects or returns. This Presentation speaks only as of the date of the information herein and none of the Parties or the Placement Agents has any obligation to update or correct any information herein. None of the Parties or any of their respective affiliates, representatives or advisors shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Recipients of this Presentation should make their own evaluation of the Company and the Proposed Transactions and should make such other investigations as they deem necessary. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with the Parties or any of their respective affiliates, representatives or advisors, as investment, legal or tax advice.

Forward Looking Statements

This Presentation contains certain statements that are not historical facts but may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook" or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the estimated or anticipated future results and benefits of Mach X following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination and the timing thereof, future opportunities for Mach X and Ursa Major, projected financial and operating results, the size of the missiles and munitions market; projected missile production; the competitive and regulatory landscape for Ursa Major's products and services, and other statements that are not historical facts.

These statements are based on the current expectations of the management of Mach X and/or Ursa Major and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Mach X and Ursa Major. These statements are subject to a number of risks and uncertainties regarding Ursa Major's business and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; changes in applicable laws or regulations; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination may not be completed by Mach X's initial business combination deadline; the number of redemption requests made by shareholders of Mach X in connection with the Business Combination, which may reduce the public float of, reduce the liquidity of the trading market of, and/or affect the ability to maintain the quotation, listing or trading of the securities of Mach X to be listed in connection with the Business Combination; the outcome of any legal proceedings that may be instituted against Mach X, Ursa Major, the combined company or others following the announcement of the Business Combination; the risk that the approval of the shareholders of Mach X for the Business Combination is not obtained; the inability to complete the Business Combination due to the failure to obtain financing to complete the Business Combination or to satisfy the minimum cash or other conditions to closing; the failure to obtain the approval of Mach X's shareholders of the issuance of the shares of common stock of Mach X, the Series A Preferred Stock and the Series A Investor Warrants issuable in connection with the Business Combination, as required by Nasdaq Listing Rule 5635; the failure to obtain the requisite approval of the stockholders of Ursa Major, whether by written consent or at a meeting of stockholders; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

DISCLAIMER (CONTINUED)

Forward Looking Statements (Continued)

consummating the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the possibility that Ursa Major or the combined company may be adversely affected by other economic, business and/or competitive factors; unsatisfactory performance of Ursa Major's hypersonic systems, solid rocket motors and in-space mobility solutions, or security incidents at Ursa Major's facilities; failure of the market for missiles and munitions to achieve the growth potential Ursa Major expects; any delayed flight tests, test failures, and significant increases in the costs related to manufacturing and testing of hypersonic systems and solid rocket motors; the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in Ursa Major's operations; failure of Ursa Major's products to operate in the expected manner or defects in its products or solutions; counterparty risks on contracts entered into with Ursa Major's customers and failure of Ursa Major's prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend against protests from other bidders for government contracts; changes in the funding levels of various governmental entities with which Ursa Major does business; the risk that the Business Combination disrupts current plans and operations of Ursa Major as a result of the announcement and consummation of the Business Combination; the risks related to the rollout of the business of Ursa Major and the timing of expected business milestones; the effects of competition on Ursa Major's business; the ability of Mach X to execute its growth strategy, manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; the ability of Mach X to obtain or maintain the listing of its securities on a U.S. national securities exchange following the Business Combination; costs related to the Business Combination and as a result of becoming a public company; and other risks that will be detailed from time to time in filings with the U.S. Securities and Exchange Commission (the "SEC"). The foregoing list of risk factors is not exhaustive. You should also carefully consider the risks and uncertainties described in the "Risk Factors" section of the final prospectus of Mach X, dated as of July 7, 2026 and filed by the SPAC with the SEC on July 8, 2026, the registration statement on Form S-4 and proxy statement/prospectus that will be filed by the Parties, and in the other documents filed or to be filed by the Parties with the SEC. There may be additional risks that Mach X and Ursa Major presently do not know or that Mach X and Ursa Major currently believe are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Mach X's and Ursa Major's expectations, plans or forecasts of future events and views as of the date of this communication. Mach X and Ursa Major anticipate that subsequent events and developments will cause their assessments to change. However, while Mach X and Ursa Major may elect to update these forward-looking statements in the future, Mach X and Ursa Major specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Mach X's or Ursa Major's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or results of such forward-looking statements will be achieved.

Use of Projections

Certain information and conclusions set forth in this Presentation are based on projections. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many uncertainties, including economic conditions and other factors. Investors should be aware that projections are subject to many risks and uncertainties and may be materially different from actual results. Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision.

This Presentation contains projected financial information with respect to the Company, including, without limitation, the Company's projected revenue, gross margin, capex, and cash for future years. Such projected financial information constitutes forward-looking statements and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying the Company's projected financial information are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. The inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved.

The Company's independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation.

No Offer or Solicitation

This communication is for informational purposes only and is not (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law nor (ii) the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this communication.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

DISCLAIMER (CONTINUED) | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 4 Industry and Market Data; Trademarks; Artificial Intelligence - Generated Images Certain information contained in the Presentation relates to or is based on studies, publications, statistics and surveys from third - party sources, and on the Company’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. While the Company believes that the third - party sources and its internal research are reliable, such sources and research have not been verified by any independent source. Any data on past performance or modeling contained herein is not an indication as to future performance. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to such industry and market data. The information contained in the third - party citations referenced in this Presentation is not incorporated by reference into this Presentation. This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The inclusion of particular trademarks, service marks, trade names and copyrights of other companies is not intended to, and does not, imply a relationship with the Parties or Inflection Point or the Parties’ or Inflection Point’s endorsement or sponsorship. Each of the Company, Inflection Point and the SPAC owns or has rights to various trademarks, service marks, trade names and copyrights in connection with the operation of its business which are also included in this Presentation. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the ℠ , ©, or ® symbols, but the Parties and Inflection Point will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Images contained in this Presentation have been generated using artificial intelligence ("AI") technology and are included solely for illustrative purposes . These images do not depict, represent or otherwise portray actual products, services or offerings of any kind . No representation or warranty, express or implied, is made as to the accuracy, completeness, or reliability of any AI - generated image contained in this Presentation . Recipients of this Presentation should not rely on any such image as an accurate depiction of any existing or proposed product . Additional Information and Where to Find It In connection with the proposed business combination among Bleichroeder Acquisition Corp. III (which will be renamed “Inflection Point Mach X Bleichroeder Corp.” and which shall transfer by way of continuation out of the Cayman Islands and domesticate as a Delaware corporation prior to the closing of the Business Combination (as defined below)), a Cayman Islands exempted company (“Mach X”), Inflection Point Mach X Bleichroeder Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Mach X, and Ursa Major Technologies, Inc., a Delaware corporation (“Ursa Major”) (the “Business Combination”), Mach X intends to file a Registration Statement on Form S - 4 (as may be amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to shareholders of Mach X in connection with its solicitation of proxies for the vote by its shareholders in connection with the Business Combination and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to securityholders of Mach X and equityholders of Ursa Major in connection with the completion of the Business Combination. The Business Combination will be submitted to shareholders of Mach X for their consideration. After the Registration Statement is declared effective, Mach X will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Mach X will send to its shareholders in connection with the Business Combination. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov . The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of Mach X as of a record date to be established for voting on the Business Combination. Shareholders of Mach X will also be able to obtain copies of the proxy statement/prospectus without charge, once available, by directing a request to: Bleichroeder Acquisition Corp. III, 1345 Avenue of the Americas, Floor 47, New York, NY 10105. Participants in Solicitation Mach X and its directors, executive officers, and other members of management, and consultants, under SEC rules, may be deemed participants in the solicitation of proxies from Mach X’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Mach X is contained in the final prospectus for Mach X’s initial public offering, filed with the SEC on July 7, 2026, which is available free of charge at the SEC’s website at www.sec.gov . Additional information regarding the interests of such participants will be contained in the Registration Statement when available. Ursa Major, its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Mach X’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

TODAY'S PRESENTERS

URSA MAJOR — FLY FASTER



Chris Spagnoletti – CEO

- Appointed Chief Executive Officer in February 2026 after joining the firm in 2022 and most recently serving as President of Liquid Systems
- Has over 30 years of experience in developing critical systems for military and commercial aircraft
- Previously President of U.S. Cargo Systems, a TransDigm aerospace business



Nick Doucette – VP, Strategic Operations & Co-Founder

- Part of Ursa Major's founding team in 2016 to help develop and scale next generation hypersonic, space, and defense technology. He led the company operational scale for the first 8 years of growth
- Previously worked for SpaceX where he led manufacturing teams responsible for initial Dragon and Merlin production scale, Raptor engine LRIP, and all additive manufacturing operations



Chip Niemann – Interim CFO

- Appointed Interim Chief Financial Officer in May 2026 after joining the firm in 2018 as VP of Finance
- Has over 10 years of experience as a senior leader managing finance and accounting teams
- Previously worked in the audit practice at Ernst & Young and consulting practices of HSSK and Accumyn Consulting

INFLECTION POINT



Michael Blitzer – Chairman

- Founder and Managing Partner of Inflection Point Asset Management, and has led or is leading seven public listings across Inflection Point's portfolio of strategically important assets in the aerospace & defense, critical minerals, and technology industries
- Has led $5B+ of capital raises and overseen billions of strategic M&A to catalyze growth across the portfolio and build leading multi-billion-dollar companies
- Serves as Director of Intuitive Machines (LUNR), Lead Director of Merlin Labs (MRLN), and Executive Chairman of USA Rare Earth (USAR)



Kevin Shannon – CEO

- Founder and Partner of Inflection Point Asset Management, serving as an integral role in Inflection Point's mergers with Intuitive Machines, USA Rare Earth, and Merlin Labs
- Serves as Capital Markets Advisor to Intuitive Machines (LUNR) and Board Advisor to USA Rare Earth (USAR)
- Began career in BofA Equity Capital Markets across Tech and Industrials, and Equity Solutions including SPACs

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

URSA MAJOR TO GO PUBLIC WITH INFLECTION POINT

Partnership between two industry leaders focused on national security

URSA MAJOR
FLY FASTER

- Applying innovation across **hypersonic systems**, manufacturing of **critical solid rocket motors**, and **in-space mobility solutions**
- **$380M raised** in private markets, invested to build **proven, reliable, ready to scale systems** to meet the needs of the warfighter
- Proven flight heritage with more than a dozen flights of our hypersonic engines at mach 5+ speeds
- Storable, liquid rocket engine changes **dynamic of survivable long-range strike**. Successfully flown Ursa Major vehicle 2x
- Led by a proven team of industry leaders
- Significant customer traction resulting in projected revenue of ~$100M in 2026E, driven by **key contract wins that are expected to generate substantial future growth**

INFLECTION POINT

- Proven track record of taking high-growth critical infrastructure and **strategically important national assets** public
  - Experienced management team that has announced **7 de-SPAC transactions**
- **Aligned, long-term sponsor mindset** focused on delivering durable public company value post de-SPAC transaction
  - **Committed anchor order** in the prefunded tranche of the PIPE
  - Hands-on partner active in board-level value creation across all previous deals
- Public market expertise having raised **$5B+** of capital across its first three companies

Partnership positioning Ursa Major for success in the public markets

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

URSA MAJOR: PROPELLING AMERICAN DEFENSE

A leading munitions company scaling next-generation hypersonic missiles and solid rocket motors for critical defense needs

- **Cutting-edge technology** behind innovative products
- **Demonstrated reliability** through extensive ground testing and successful flight tests
- **360+ employees** blending experience across new space and leading defense primes
- **Scaled infrastructure** with 6 facilities across nearly 500 acres

Next-Gen Hypersonics

- **HAVOC**: Lower-cost, scalable hypersonic missile powered by **Draper,** a non-cryogenic (storable) liquid propulsion engine
- **Hadley**: Cryogenic liquid propulsion engine supplied to Stratolaunch

Solid Rocket Motors

- Modular, rapidly manufacturable motors supporting tactical missiles and boosters

In-Space Mobility

- Hydrazine-based system for satellite propulsion

Ursa Major is addressing critical munition challenges with innovation, speed, and scale

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

URSA MAJOR OFFERS SOLUTIONS TO ADDRESS CRITICAL DEFENSE NEEDS

Mission-Critical Defense Needs

URSA MAJOR
FLY FASTER


YJ-19

Near-peer adversaries have deployed arsenal of >600 hypersonic weapons; U.S. hypersonics are undelivered and dated

✓ ***HAVOC: a lower-cost, scalable hypersonic all-up round designed to accelerate deployment and address the U.S. shortfall in fielded hypersonic weapons***



Global conflicts are rapidly expending munitions and depleting the arsenal; the U.S. is currently struggling to keep pace to replenish legacy missiles

✓ ***SRM: Solid Rocket Motors built on our Lynx production line supporting flexibility, rapid replenishment, extended-range applications, and modernization***



Adversaries have adopted modern manufacturing methods for surge-capable defense hardware, while the U.S. has not

✓ ***AI-enabled additive manufacturing and adaptable manufacturing across 6 facilities and 500 acres support rapid, scalable production of components, engines, motors and missile systems***

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Note: Based on publicly available information and management estimates.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

REARMING THE WARFIGHTER AMID SURGING DEMAND

National defense strategy: strengthen the industrial base, deter adversaries


Total U.S. Missiles & Munitions Budget ($B)[1]
Over 150% YoY Growth
$29.8
$35.7
$95.0
FY25
FY26
FY27 Request

$17B+[2]

FY2026 addressable spend for long-range, survivable all-up rounds

Forecasted 88% CAGR from FY25 through FY27

No currently fielded weapons systems

$12B+[2]

Value of SRMs fueling critical munitions Ursa Major is pursuing

Applications include SM-6, APKWS, LCCM, and 20" cruise missile booster (Project A)

Our customer knows the challenge; Ursa Major is answering the call

(1) Based on publicly available data.
(2) Based on management estimates.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

A DECADE OF DEVELOPMENT, NOW MISSION-READY









HYPERSONICS (HADLEY, DRAPER, HAVOC)

- **2015** — Ursa Major founded
- Multi-year development, engine testing, & infrastructure scaling
- **2024** — First Draper test
- **2025** — AFRL contract for HAVOC AUR
- **2026** — First HAVOC flight (powered by Draper)
- **2026** — 10th Hypersonic Hadley flight
- **2026** — Second HAVOC flight

SOLID ROCKET MOTORS

- **2024** — Ursa Major begins SRM dev
- **2024** — First motor built in 29 days
- **2025** — First SRM flight test
- **2025** — Achieve 200/yr rate, Project Kodiak started
- **2026** — Completed 8th SRM flight

Scalable Munitions Expertise in Hypersonics and Solid Rocket Motors







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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

PRODUCTION ENGINEERED FOR SCALE AND RELIABILITY Acres of integrated design, build and test campus to fail fast, learn early and drive reliability 500 Ground tests Ursa Major has conducted to develop our technology >5,500 Seconds of test time for system level development and qualification >140,000 Completely successful hypersonic missions powered by our engines 12+ - - 50,000 100,000 150,000 - - 5 10 15 20 25 2017 Seconds Hotfire Testing Customer Flights Years of testing, failing and learning during development leads to reliable mission success primed for growth 2020 Customer Flights 2023 YTD2026 Seconds hotfire testing Solving Munition Scalability Proven and Tested Infrastructure ~14x lower cost of advanced hypersonic strike weapons 100% YoY capacity growth leading to faster scale 2+ yr reduction in “scale up” time for critical munitions AI - enabled additive manufacturing Adaptable manufacturing | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 11

DRIVEN BY A TEAM OF PROVEN LEADERS

Decades of aerospace and defense leadership with innovative engineering and manufacturing



Chris Spagnoletti
CEO

TRANSDIGM GROUP INC.



Jason Meredith
President | Solids

NORTHROP GRUMMAN



Kip Freeman
President | Liquids

TRANSDIGM GROUP INC.



Chip Niemann
Interim CFO

EY



Justin Siebert
COO

FIREFLY AEROSPACE



Nick Doucette
VP, Strategic Operations
Co-Founder

SPACEX


URSA MAJOR
FLY FASTER

360+ employees primarily in Berthoud, CO

SPACEX BLUE ORIGIN FIREFLY AEROSPACE
BAE SYSTEMS LOCKHEED MARTIN RTX

Employees from disruptors to established providers

5-armed services represented by over 30 Ursa Major employees

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

MULTIPLE FRANCHISE SOLUTIONS LEADING GROWTH

LIQUIDS		SOLIDS		
Hypersonics	**In-Space Propulsion**	**Tactical SRMs**	**Operational SRMs**	**Booster SRMs**
Integrated propulsion and missile systems enabling scalable, affordable hypersonic strike	*Integrated propulsion for space mobility and defense*	*Tactical solid rocket motors for CUAS applications, providing lower-cost and extended range (APKWS-ER)*	*Lower-cost solid rocket motors for naval missile and interceptor applications (Project B and MK 104)*	*Large solid rocket motors for LCCM and Project A booster applications*
				

Recurring Production Volume Opportunities [1]

500 units	**100s of systems and components**	**10,000+ units**	**250+ units**	**2,000+ units: LCCM 300+ units: 20" cruise missile booster (Project A)**

Representative Customers

U S AIR FORCE	**Commercial Space Customers**	BAE SYSTEMS; U S AIR FORCE	United States Navy	**Commercial Defense Prime**

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(1) Amounts are based on management's estimates and the Company's expected customer demand for these products.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

HAVOC SEEKS TO ADVANCE U.S. HYPERSONIC MISSILE TECHNOLOGY AHEAD OF ADVERSARIES

HAVOC: a first-of-its-kind, all-domain, hypersonic missile designed for rapid production, scalability, and affordability

HAVOC is designed to out-maneuver, evade, and overwhelm our adversaries



We believe HAVOC can put the U.S. 10 years ahead of near-peer adversaries



Adaptable, unpredictable trajectory with liquids

Integrated vehicle carrying 250 lb. warhead

Commercially available materials at **~14x lower costs**

All-domain for air, ground, sea or space

300nm to 1,000+nm range

2 successful flights and thousands of seconds of test time

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

LRASM $3.5 JASSM $1.8 ARRW $15.0 HACM $14.0 LRHW $41.0 Tomahawk $2.5 HAVOC - XR $3.0 Blackbeard $0.4 - - 200 400 600 1,000 1,200 1,400 1,600 Speed, Maneuverability 800 Range (nmi) ELITE HYPERSONIC RANGE AND SURVIVABILITY AT TOP - TIER COST RATIOS HAVOC is designed to meet the urgent need for weapons in the “Deterrence Sweet Spot” that balance range and resilience at a fraction of the cost Shorter range and less survivable “salvo’ weapons PrSm Inc. 2 $5.2 US$ in M Not - fielded Fielded | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y Note: Chart based on publicly available information. 15

SCALING HAVOC TO 500+ MISSILES PER YEAR BY 2030

2026E[1]	2027E[1]	2028E[1]	2029E[1]	2030E[1]
Build on AFRL ARMD Flight Demonstration with: *+Hypersonic Airframe* *+Boost*	Development Prototype *+Seeker* *+Guidance* *+Advanced Maneuvering*	*+Payload*	*Operational Weapon achieved*	
Development Production **8 / year**	**Pilot Assembly Line** **20 / year**	**Facility Expansion** **50 / year**	**Facility Expansion** **250 / year**	**500+ / year**

- Continued capital investments to be deployed to get to ~500 units production per year
  - Largest cost drivers include additive printers, machining assets, as well as facility upgrades
  - Projected spend deployed through 2030 in phased manner to meet customer production needs

HAVOC Production Spend[2]

Machining, Forming, Sheet Metal	46%
Additive Infrastructure	28%
Assembly, Facility & Integration	14%
Testing, Inspection, Avionics	11%

(1) Based on management's estimates. There is no assurance that such production targets will be met or achieved.
(2) May not add to 100% due to rounding.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

MULTIPLE MOTORS ON THE SAME PRODUCTION LINE

Flexible inert manufacturing capabilities coupled with DCMA-approved energetics automation delivering faster and safer missile motor production



2.75" cUAS
APKWS



5 - 7" Tech Dev
Rapid technology



10" Interceptors
Navy Pathfinder



13.5" Interceptors
MK 104

These motors were manufactured with **the same equipment, in the same factory, with the same people**.

Significantly lower capital investment required

The first truly **adaptable SRM factory**

Duplication capable creating significant scale

Faster, cheaper qualification due to *process-based* qual

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

MERCHANT SRM SUPPLIERS BENCHMARKING

		Incumbents		Select New Entrants	
		AEROJET ROCKETDYNE	NORTHROP GRUMMAN	ANDURIL	X-BOW
Approach	Mixed Model Production	Legacy Manufacturing	Legacy Manufacturing	Custom Propellant & Automated Manufacturing	3D Printing Propellant & Inerts
Flexibility	●	◔	◔	◑	◕
Reliability	◕	●	●	○	◑
Performance	◕	◑	◑	◕	◑
Select Current Programs	Dev. on multiple tactical and operational programs with diam. from 2" – 20"	Stinger, Javelin, JAGM, SM-3/6, PAC-3, THAAD	CPS, Sentinel, GMLRS	DPA, GL-SDB, GMLRS	Dev. for large motors such as CPS, Mk-72 and Mk-104
All-Up Round Capable	◑	○	○	●	◑
Energetics Location	Colorado	Arkansas, Virginia	Utah, West Virginia, Maryland	Mississippi	Texas

| 2026

Note: Based on publicly available information and management estimates.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

SOLID MISSILE SYSTEM PRODUCTION EXPANSION

Pilot Facility (Berthoud Campus today)

- R&D and low-rate capabilities
- Energetics manufacturing capacity up to ~100k lbs. / year (2x 40-gallon mixers)
- Multiple SRM test stands for manual and automated testing
- 11k sq ft. inerts production mixed model manufacturing line

Project Kodiak Phase 1

- Multi bowl rotating casting exceeding 2,000 lbs. / day with approximately 500k lbs. / yr
- Multiple AP mills
- 18 to 22 months along with incremental capital expenditures
- Leverages Berthoud inert production

Project Kodiak Phase 2

- Multiple 150+ gallon mixers
- All associated production separated from Berthoud campus
- Adjacent land for development available for purchase
- Additional 24 months along with incremental capital expenditures



Liquids production area
Machine shop
Inert manufacturing
Liquid Rocket Engine Test Stands (4X)
Mixer Overflow Storage
Detonation Testing Pad
Temp. Hazardous Waste Storage
400 sq. ft. Propellant Development Lab
Automated AP Milling
US-E Test Stand
2500 sq.ft. Mix/Cast/Cure Remote Control Building
US-G Test Stand
Magazines





| 2026

Note: Timeline is based on management estimates.

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

SIGNIFICANT TRACTION TO DATE...

				
	Hypersonics Low cost, adaptable hypersonic	**10" - 13.5" SRM** MK 104 Project B	**2.75" – 7" SRM** Enhanced range APKWS motor, cUAS applications	**SRM Boosters** LCCM, HAVOC booster, Project A booster
Contract Wins to Date	**$70M+**	**$25M+**	**$5M+**	**$3M**
Recent Wins			BAE SYSTEMS	**Commercial Defense Prime**

| 2026

20

URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

…COUPLED WITH A ROBUST PIPELINE TO DRIVE CONTINUED GROWTH

		Programs Under Contract	Select Near-Term Pipeline Contract Opportunities				'26E – '28E Pipeline Opportunity
LIQUIDS	HYPERSONICS	Draper ARMD Stratolaunch Gravitics	ARMD Follow-ons *($51M)*	Mach-XL Program *($280M)*	SMDC TACRAM Targets *($38M)*	MDA Targets Follow-ons *($10M)*	>$1,000M
LIQUIDS	IN-SPACE PROPULSION	Chem Prop deliveries Thruster deliveries	Incr. GEO Prop *($11M)*	RG-XX Systems & Components *($9M)*	Defense Prime Thruster PO *($4M)*	New Space Thrusters *($1.6M)*	~$310M
SOLIDS	TACTICAL SRM	BAE development contract APKWS-ER initial development	Project C *($93M)*	APKWS Task 4 *($4M)*	APKWS Low-Rate Production *($4M)*		~$315M
SOLIDS	OPERATIONAL SRM	MK 104 CDR Defense Prime - 10" development	Project B *($54M)*	MK 104 Qualification *($25M)*			~$200M
SOLIDS	BOOSTER SRM	Commercial Defense Prime - LCCM Phase I	Project A *($18M)*	LCCM Lim. Qual. *($6M)*	LCCM 2027 Production *($98M)*		~$900M

Total: ~2.8B

| 2026

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

Forecast FINANCIAL GROWTH POWERED BY PRODUCTS Strong demand fueled by our mission success leads to significant revenue growth opportunities with attractive margins 50% 44% 27% Gross Margin ($37) ($17) ($12) Capex 126 89 28 Cash US$ in M • Management probability weights opportunities given scale across business units • LCCM customer discussing $100M in production revenue in 2027E • Mach - XL and other HAVOC follow - on opportunities can drive >$100M in 2027E revenue • Expected 2027E capex of $85M to achieve forecasted growth $18.5 $45 $101 2024A 2025A $120 $63 $16 ~$200 Backlog and factored near - term follow - on opportunities Actuals 2027E Revenue Opportunity Factored high - probability near - term opportunities Other factored opportunities | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y (1) Based on management’s estimates. 22 2026E 1 2027E 1

U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y | 2026 PROPOSED TRANSACTION SUMMARY 23 Uses (US$M): $1,600 Equity to Ursa Major 670 Cash to Balance Sheet 25 Estimated Transaction Expenses $2,295 Total Uses ILLUSTRATIVE OWNERSHIP AT CLOSE (US$M, except per share values) ILLUSTRATIVE TRANSACTION HIGHLIGHTS » Illustrative transaction values Ursa Major at $1.6B pre - money equity value » Combined company is targeting $350M in committed capital, anchored by Inflection Point » Existing shareholders will roll 100% of interest and are estimated to retain approximately ~68% of ownership at close The targeted $350M equity raise is expected to cover cash needs through breakeven , as well as long - term planned production facilities ILLUSTRATIVE SOURCES AND USES Ownership (%) Pro Forma Shares (M) Shareholder 67.6% 160.0 Ursa Major Rollover 14.6% 34.5 Inflection Point Public Shareholders (1) 13.0% 30.8 PIPE Investors (2) 4.9% 11.5 SPAC Sponsor (3) 100.0% 236.8 Total Pro Forma Shares Outstanding $10.0 Trust Value Per Share (1) $2,368.2 Pro Forma Equity Value ($670.0) ( - ) Pro Forma Cash on Balance Sheet $1,698.2 Pro Forma Enterprise Value Sources (US$M): $1,600 Ursa Major Rollover Equity 345 SPAC Trust (1) 350 PIPE $2,295 Total Sources (1) Assumes the SPAC will have an estimated $345M total cash in trust and 0% redemptions. Does not include impact of SPAC warrants or other convertible securities. Trust value per share is the assumed value at merger and does not account for expected accrued interest on cash in trust, which would increase the trust value at closing. Ursa Major Rollover IP Public Shareholders SPAC Sponsor PIPE Shareholders (2) Includes Inflection Point. Does not include impact of warrants issued in connection with the PIPE. (3) Includes Inflection Point. Does not include impact of SPAC warrants or other convertible securities. 67.6% 14.6% 4.9% 13.0%

Ursa Major’s mission is to develop and deliver game - changing aerospace technology and defense systems with unmatched speed and rigor . | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 24

RISK FACTORS All references to “we,” “us” or “our” refer to Ursa Major prior to the consummation of the Proposed Transaction. The risks described below are a non - exhaustive list of the key risks related to Ursa Major and the factors that could cause actual results to differ from the intentions and assumptions described in this Presentation. This list has been prepared solely for potential private placement investors in this private placement transaction and not for any other purpose. You should carefully consider these risks and uncertainties, carry out your own due diligence, and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this private placement transaction before making an investment decision. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished in respect of the Proposed Transaction with the SEC. The risks presented in such filings will include risks associated with the post - business combination operation of Ursa Major and the risks associated with the Proposed Transaction, and these risks may differ significantly from, and will be more extensive than, those risks presented below. Ursa Major, Inflection Point and any SPAC may be subject to the following factors, many of which are outside of Ursa Major’s, the SPAC’s and Inflection Point’s control: | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 25 Risks Related to Ursa Major’s Business and Industry • Ursa Major is an early - stage defense company with limited revenue to date and has not achieved profitability; it may never do so. • Ursa Major has a limited operating history in hypersonic missile systems and solid rocket motor manufacturing, having only begun SRM development in 2024 and unveiled the HAVOC missile system in February 2026, which makes it difficult to evaluate its prospects. • Ursa Major will require significant additional capital to fund Project Kodiak, HAVOC production expansion, and other facility investments through 2030, and such capital may not be available on acceptable terms or at all. • Ursa Major’s revenue projections assume the U.S. missiles and munitions budget will grow at an 88% CAGR from FY25 through FY27; if this growth does not materialize or programs such as LCCM, APKWS, and MK 104 are cancelled or delayed, Ursa Major’s revenue and prospects would be materially harmed. • Ursa Major faces significant competition from incumbent defense primes such as Aerojet Rocketdyne and Northrop Grumman, as well as new entrants like Castelion, Anduril, X - Bow, many of which have substantially greater resources, established customer relationships, and production track records. • Adverse macroeconomic conditions, including inflation, tariffs on imported raw materials, rising interest rates, or geopolitical instability, could increase Ursa Major’s operating costs, reduce available government funding, and delay its path to profitability. • Ursa Major’s success depends, in part, on its ability to innovate, develop new technologies, products and services and efficiently produce and deliver existing products. Failure to do so or meet its contractual obligations that require innovative design could adversely affect its profitability, reputation and future prospects and have a material adverse effect on Ursa Major’s financial condition, results of operations and/or cash flows. Risks Related to Ursa Major’s Government Contracts and Customers • Ursa Major derives substantially all of its revenue from contracts with, and subcontracts supporting programs for, the U.S. Department of War, including the U.S. Navy, Air Force, Army, and Space Force, and any reduction in defense appropriations, failure to complete the annual budget process, or shift in hypersonic and munitions priorities could materially reduce its contract awards. • Ursa Major’s contract pipeline is subject to competitive bidding, government funding availability, successful commercialization of Ursa’s products and program - of - record decisions. There can be no assurance that pipeline opportunities will convert to awarded contracts or production revenue. • Ursa Major’s customer base is concentrated among a small number of U.S. government agencies, defense primes, and commercial space customers, including the U.S. Air Force, the U.S. Navy, RTX, BAE Systems, and the loss or termination of any key contract could materially reduce revenue. • Certain of Ursa Major’s customer contracts, including its IDIQ vehicles and development contracts, may be terminated by the U.S. government or a commercial customer for convenience at any time, and remedies for such termination may not compensate Ursa Major for anticipated revenues or costs incurred. • Ursa Major’s fixed - price development and production contracts, including the MK 104 program with the U.S. Navy, and LCCM work, and certain contracts with U.S. Air Force and Stratolaunch, expose it to cost overrun risk, and any unanticipated increases in material, labor, or facility costs must be absorbed by Ursa Major.

RISK FACTORS (CONTINUED) | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 26 Risks Related to Ursa Major’s Technology, Manufacturing and Facilities • Ursa Major’s operations involve the manufacturing, handling, storage, and testing of explosive and ignitable energetic materials, including proprietary solid propellant and ammonium perchlorate, at its own facilities and at contracted test facilities, and any accident, unplanned ignition, or explosion could result in death, injury, facility destruction, regulatory sanctions, operational disruption, and significant liability. • Ursa Major must scale its Lynx SRM production line from hundreds of motors per year to thousands to meet anticipated customer demand, and any failure to execute Project Kodiak on schedule and in advance of contractual needs, achieve process - based qualification, or expand energetics capacity could delay deliveries and harm its competitive position. • Ursa Major’s HAVOC missile system powered by its Draper engine is in early - stage development with only two successful flights to date, and significant additional design, testing, qualification, and production scale - up - including integration of airframes, seekers, payloads, and guidance systems - must be completed before HAVOC can generate meaningful production revenue. • Ursa Major’s Draper engine has only been flight - tested twice over an eight - month period, and any anomaly, failure, or delay in achieving further flight milestones could jeopardize U.S. Air Force and other follow - on contracts and the HAVOC program. • Ursa Major’s manufacturing operations are concentrated across facilities in two states, including, on approximately 500 acres in Colorado and with additive manufacturing facilities in Youngstown, Ohio, and any natural disaster, fire, power outage, or other disruption at these locations could halt production of engines, motors, and missile systems. • Ursa Major relies on AI - enabled additive manufacturing techniques for a majority of its liquids and solids engine components and other products and hardware, and any defects, print failures, quality escapes, or limitations in scaling this technology could increase costs, delay production, and harm performance. • Ursa Major depends on a limited number of suppliers for specialized materials including but not limited to liquid oxygen, kerosene, ammonium perchlorate, and advanced metal powders for additive manufacturing, and any shortage, price increase, or supply disruption could impair its ability to fulfill contracts. • Ursa Major’s growth strategy requires obtaining and maintaining facility security clearances, including SECRET and TS/SCI accreditations, for current and planned facilities, which are costly to build to accreditation and contract standards, and any delays in bringing classified infrastructure and networks online, denial or lapse of clearance applications, or failure to meet applicable security requirements could limit Ursa Major’s ability to perform on classified programs, restrict its eligibility for new contract awards, and impair its ability to scale operations. Risks Related to Ursa Major’s Human Capital • Ursa Major has rapidly expanded its leadership team and workforce - including appointing a new CEO in February 2026, a new interim CFO in May 2026, a new President of Solid Missile Systems, and a new COO - as it transitions from a development - stage company to a production - rate enterprise. Ursa Major is also seeking to appoint a new Chief Revenue Officer. Any inability to effectively integrate new executives, align organizational culture, establish scalable management processes, or maintain operational continuity during this period of rapid growth could disrupt execution of critical programs and harm Ursa Major’s business. • Ursa Major competes to attract and retain a limited pool of engineers, energetics, and inerts specialists and technicians, additive manufacturing experts, and other specialized talent, including personnel who hold or have the ability to obtain security clearances, with SpaceX, Blue Origin, Lockheed Martin, Northrop Grumman, and other defense and space companies, and its locations in Colorado and Ohio may limit its ability to attract sufficient talent to support production ramp. If Ursa Major is unable to attract and retain a qualified workforce necessary for its business, it may be unable to maintain its competitive position, meet the needs of its customers or achieve its results, which could have a material adverse effect on its business and financial performance. Risks Related to Ursa Major’s Intellectual Property, Regulatory Compliance and Cybersecurity • Ursa Major’s rocket engines, solid rocket motors, and missile systems are subject to ITAR, EAR, and other U.S. export control and economic sanctions regulations, and any failure to comply could result in debarment from government contracting, criminal penalties, loss of security clearances, and reputational harm. • Ursa Major’s proprietary technologies, including its Highly Loaded Grain (HLG) propellant formulation, Lynx manufacturing process, Draper engine design, and Hadley engine design, are protected primarily by trade secrets and know - how rather than patents, and any unauthorized disclosure, employee departure to a competitor, or failure to maintain confidentiality could erode its competitive advantages. • Ursa Major handles classified and controlled unclassified information in connection with its defense programs and recently achieved CMMC Level 2 certification, and any cybersecurity breach, loss of certification, or unauthorized access to sensitive defense data could result in contract termination, government investigation, and loss of future business.

RISK FACTORS (CONTINUED)

Risks Related to Ursa Major's Financial Condition and Projections

- Ursa Major's financial projections, including estimated 2026 revenue of approximately $100 million and 2027 revenue opportunity of approximately $200 million, are based on management's probability-weighted assumptions about contract wins, production ramp timelines, and government budget levels that may prove materially inaccurate, and Ursa Major's actual results may differ significantly from these projections.
- Ursa Major's projected gross margin expansion assumes successful transition from development-stage contracts to production-rate programs, favorable pricing on fixed-price work, and achievement of manufacturing efficiencies that Ursa Major has not yet demonstrated at scale, and failure to achieve these margins could materially impair Ursa Major's ability to reach profitability.
- Ursa Major's financial projections are substantially dependent on the timing and receipt of U.S. government contract awards, and any delay in anticipated awards, reduction in contract scope, failure to receive expected sole-source or competitive awards or change in U.S. government spending priorities could cause actual revenues to fall materially short of projections and adversely affect Ursa Major's financial condition and liquidity.

Risks Related to the Proposed Business Combination

- Past performance by Mach X's management team, its advisors, and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in Ursa Major.
- The consummation of the Proposed Transactions are expected to be subject to a number of conditions and, if those conditions are not satisfied or waived, any definitive agreement relating to the Proposed Transactions may be terminated in accordance with its terms and the Proposed Transactions may not be completed.
- The ability of Mach X's public shareholders to exercise redemption rights with respect to a large number of outstanding public shares may prevent Mach X from completing the Proposed Transactions or optimizing its capital structure.
- The benefits of the Proposed Transactions may not be realized to the extent currently anticipated by Ursa Major and Mach X, or at all. The ability to recognize any such benefits may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain and expand relationships with customers and suppliers and retain its management and key employees.
- Ursa Major and Mach X will incur significant transaction and transition costs in connection with the Proposed Transactions, which could be higher than currently anticipated.
- Some of Mach X's executive officers and directors, which will include affiliates of Inflection Point, may have conflicts of interest that may influence or have influenced them to support or approve the Proposed Transactions without regard to your interests or in determining whether Ursa Major is an appropriate target for Mach X's initial business combination. Such persons may receive a positive return on their investment in the Mach X's founder shares and in preferred equity and related securities of the combined company, even if Mach X's public shareholders experience a negative return on their investment.
- There are risks to unaffiliated investors by taking Ursa Major public through a business combination rather than through an underwritten offering. There can be no assurance that any diligence review conducted by the parties has identified all material risks associated with the Proposed Transactions.
- An active trading market for the combined company's securities may not develop, which may limit your ability to sell such securities.
- After the closing of the Proposed Transactions, sales of a substantial number of shares of the combined company's stock in the public market by existing shareholders could cause the stock price to decline.
- After the closing of the Proposed Transactions, a significant number of shares of the combined company's stock will be subject to issuance upon conversion or exercise of convertible securities, which may result in dilution to the combined company's shareholders. Any dilution may be magnified if the conversion price or exercise price of any such instruments are reduced in accordance with the terms thereof.

General Risk Factors

- There can be no assurance that the combined company will be able to meet the initial listing standards of Nasdaq, or following the closing of the Proposed Transactions, continued listing standards of Nasdaq.
- Ursa Major's business may be adversely affected by global political and macroeconomic challenges, including tariffs, inflation, volatile interest rates, or an economic downturn or recession, as well as geopolitical conflicts and supply chain disruptions.
- Ursa Major is subject to risks associated with climate change, including physical and transitional risks.

| 2026

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URSA MAJOR TECHNOLOGIES, INC. PROPRIETARY

RISK FACTORS (CONTINUED) | 2026 U R S A M A J O R T E C H N O L O G I E S , I N C . P R O P R I E T A R Y 28 General Risk Factors (Continued) • Ursa Major is subject to complex, evolving, and potentially burdensome regulatory requirements across federal, state, and local jurisdictions, and any failure to comply with applicable regulations, or any changes in the regulatory environment, could increase compliance costs, result in penalties or enforcement actions, and adversely affect Ursa Major’s operations and financial condition. • Members of Ursa Major’s management team have limited experience in operating a public company, and any lack of familiarity with the regulatory, compliance, and reporting obligations applicable to public companies could result in increased costs, diversion of management attention, and potential regulatory or legal exposure. • Ursa Major depends on winning profitable business in competitive markets from U.S. government customers for a significant portion of its revenue, and any inability to compete effectively for new contract awards, maintain existing customer relationships, or achieve favorable pricing could materially reduce revenue and harm profitability. • Supply chain disruptions, including shortages of critical materials, transportation delays, or vendor capacity constraints, could have adverse effects on Ursa Major’s ability to provide certain products and services, fulfill contractual obligations, and maintain production schedules. • Ursa Major is subject to federal, state, and local laws and regulations governing the use, transportation, and disposal of toxic and hazardous materials, and any failure to comply with these requirements could result in substantial fines, enforcement actions, remediation obligations, and reputational harm. • Costs to comply with federal, state, and local environmental laws and regulations, both existing and newly enacted, may be material, and any increase in environmental compliance obligations could adversely affect Ursa Major’s operating costs, capital expenditure requirements, and financial results.